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                                                             EXHIBIT NUMBER 99.1
                                                             -------------------


FOR IMMEDIATE RELEASE
---------------------

                       HYPERION SOLUTIONS MERGER COMPLETED

CONTACTS:
Joanna McMillan, Hyperion Solutions
(408) 220-8075, joanna_mcmillan@hyperion.com

Alan Mangelsdorf, Hyperion Solutions
(203) 703-3137, alan_mangelsdorf@hyperion.com

                       HYPERION SOLUTIONS MERGER COMPLETED

SUNNYVALE, CALIF., AND STAMFORD, CONN., AUGUST 24, 1998 - Arbor Software Corporation (Nasdaq: ARSW) and Hyperion Software Corporation (Nasdaq: HYSW) today announced the completion of the merger between the two companies.

The combined company will operate under the name Hyperion Solutions Corporation and will begin trading under the symbol "HYSL" on the Nasdaq National Market on Tuesday, Aug. 25, 1998.

ABOUT HYPERION SOLUTIONS

Hyperion Solutions Corporation (Nasdaq: HYSL), formed through the merger of Hyperion Software and Arbor Software, is a leading provider of analytic application software for reporting, analysis, modeling and planning. Hyperion's family of packaged analytic applications, OLAP server, and developer and end-user tools helps organizations maximize performance and gain competitive advantage. Hyperion's products are in use by more than 4,000 customers worldwide, including more than 60 percent of the Fortune 100 and 40 percent of the Financial Times European Top 100. Hyperion Solutions has established strategic partnerships with more than 300 leading data warehousing, OLAP tools, services, ERP, packaged application, and platform vendors to extend the value of the company's products and services and deliver maximum flexibility and choice to customers. The company is headquartered in Sunnyvale, California and has more than 1,800 employees in 26 countries. Information on Hyperion's products and services is available at http://www.hyperion.com, info@hyperion.com, or 1-800-286-8000.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Hyperion Solutions Corporation believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

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